UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2018

ECHOSTAR CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	001-33807	26-1232727
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

100 INVERNESS TERRACE E.
ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)
(303) 706-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On April 30, 2018, EchoStar Corporation held its 2018 Annual Meeting of Shareholders.

The following matters were voted upon:

1.
Election of R. Stanton Dodge, Michael T. Dugan, Charles W. Ergen, Anthony M. Federico, Pradman P. Kaul, Tom A. Ortolf, C. Michael Schroeder, and William David Wade as directors to serve until the 2019 Annual Meeting of Shareholders or until their respective successors shall be duly elected and qualified; and

2.	Ratification of the appointment of KPMG LLP as EchoStar Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

The following are the final voting results for each of the items voted on at the meeting:

Proposal 1: Election of Directors:

	Votes
Nominee	For	Withheld	Broker Non-Votes
R. Stanton Dodge	507,770,482	9,930,873	3,758,120
Michael T. Dugan	508,686,153	9,015,202	3,758,120
Charles W. Ergen	507,911,551	9,789,804	3,758,120
Anthony M. Federico	515,558,639	2,142,716	3,758,120
Pradman P. Kaul	507,629,410	10,071,945	3,758,120
Tom A. Ortolf	515,876,066	1,825,289	3,758,120
C. Michael Schroeder	515,896,880	1,804,475	3,758,120
William David Wade	516,291,345	1,410,010	3,758,120

Proposal 2: Ratification of the appointment of KPMG LLP:

Votes
For	Against	Abstain
520,477,504	967,214	14,757

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR CORPORATION

Date: May 1, 2018	By:	/s/ Dean A. Manson
Executive Vice President, General Counsel and
Secretary